Exhibit 1


                         CAROLINA POWER & LIGHT COMPANY

                  Senior Notes, 7.50% Series Due April 1, 2005

                             UNDERWRITING AGREEMENT

                                                                   April 5, 2000

To the Representative named in Schedule I hereto of the Underwriters named in Schedule II hereto

Dear Sirs:

         The undersigned Carolina Power & Light Company (the "Company") hereby confirms its agreement with each of the several Underwriters hereinafter named as follows:

         1. Underwriters and Representative. The term "Underwriters" as used herein shall be deemed to mean the firm or corporation or the several firms or corporations named in Schedule II hereto and any underwriter substituted as provided in paragraph 6, and the term "Underwriter" shall be deemed to mean one of such Underwriters. If the firm or firms listed in Schedule I hereto (the "Representative") are the same as the firm or firms listed in Schedule II hereto, then the terms "Underwriters" and "Representative," as used herein, shall each be deemed to refer to such firm or firms. The Representative represents that it has been authorized by the Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint. If more than one firm is named in Schedule I hereto, any action under or in respect of this Agreement may be taken by such firms jointly as the Representative or by one of the firms acting on behalf of the Representative, and such action will be binding upon all the Underwriters.

         2. Description of Notes. The Company proposes to issue and sell its Senior Notes of the designation, with the terms and in the amount specified in
Schedule I hereto (the "Notes") in one or more new series under a governing indenture (together with any supplements, the "Senior Note Indenture") each between the Company and The Bank of New York, as trustee (the "Senior Note Trustee"), in substantially the form heretofore delivered to the Representative. Until the Release Date (as defined in the Senior Note Indenture), the Notes will be secured by one or more series of Senior Note First Mortgage Bonds (as defined in the Senior Note Indenture) issued and delivered by the Company to the Senior Note Trustee. On the Release Date, the Notes will cease to be secured by the Senior Note First Mortgage Bonds and will become unsecured obligations of the Company. The Senior Note First Mortgage Bonds securing the Notes will be issued under the Company's Mortgage and Deed of Trust, dated as of May 1, 1940 with The Bank of New York (formerly Irving Trust Company) and Frederick G. Herbst (Douglas J. MacInnes, successor) as Mortgage Trustees, as supplemented and as it will be supplemented by a supplemental indenture relating to the Senior Note First Mortgage Bonds (the "Sixty-eighth Supplemental Indenture" and together with the Mortgage and Deed of Trust as supplemented, the "Mortgage") in substantially the form heretofore delivered to the Representative.

         3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

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                  (a) The Company has filed with the Securities and Exchange
         Commission (the "Commission") a Registration Statement on Form S-3 (No. 333-69237) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of up to an aggregate of $1,500,000,000 principal amount of the Company's First Mortgage Bonds, Senior Notes and Debt Securities (collectively, the "Registered Securities") in unallocated amounts, as each is defined in the Registration Statement. As of the date hereof, the Company has sold an aggregate of $900,000,000 principal amount of Registered Securities. The Registration Statement has been declared effective by the Commission, and the Mortgage and Senior Note Indenture have each been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The term "Registration Statement" shall be deemed to include all amendments to the date hereof and all documents incorporated by reference therein (the "Incorporated Documents"). The prospectus included in the Registration Statement, as it is to be supplemented by a prospectus supplement, dated on or about the date hereof, substantially in the form delivered to the Representative prior to the execution hereof, relating to the Notes (the "Prospectus Supplement"), and all prior amendments or supplements thereto (other than amendments or supplements relating to securities of the Company other than the Notes), including the Incorporated Documents, is hereinafter referred to as the "Prospectus." Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), deemed to be incorporated therein after the date hereof and prior to the termination of the offering of the Notes by the Underwriters, and any references herein to the terms "Registration Statement" or "Prospectus" at a date after the filing of the Prospectus Supplement shall be deemed to refer to the Registration Statement or the Prospectus, as the case may be, as each may be amended or supplemented prior to such date.

                  (b) Prior to the termination of the offering of the Notes, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus which shall not have previously been furnished to the Representative or of which the Representative shall not previously have been advised or to which the Representative shall reasonably object in writing and which has not been approved by the Underwriter(s) or their counsel acting on behalf of the Underwriters.

                  (c) The Registration Statement, at the time and date it was declared effective by the Commission, complied, and the Registration Statement, the Prospectus, the Senior Note Indenture and the Mortgage, at the date the Prospectus is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act ("Rule 424") and at the Closing Date, will comply, in all material respects, with the applicable provisions of the Securities Act and the 1939 Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement, at the time and date it was declared effective by the Commission, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, at the date it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this subparagraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished herein or in writing to the Company by the Representative or by or on behalf of any Underwriter through the Representative expressly for use in the Prospectus or to any statements in or omissions from the Statements of


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         Eligibility (Forms T-1 and T-2) of the trustees under the Mortgage and the Senior Note Indenture. The Incorporated Documents, when they were filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date hereof and prior to the termination of the offering of the Notes by the Underwriters will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and, when read together with the Registration Statement and the Prospectus, none of such documents included or includes or will include any untrue statement of a material fact or omitted or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The financial statements incorporated by reference in the Registration Statement present fairly the financial condition and operations of the Company at the respective dates or for the respective periods to which they apply; such financial statements have been prepared in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and Deloitte & Touche LLP, who have audited certain of the financial statements, are independent public or independent certified public accountants as required by the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder.

                  (e) Except as reflected in, or contemplated by, the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and Prospectus, and prior to the Closing Date, there has not been any material adverse change in the business, property, financial condition or prospects of the Company and its subsidiaries considered as a whole, and since such dates and prior to the Closing Date, there has not been any material transaction entered into by the Company other than transactions contemplated by the Registration Statement and Prospectus and transactions arising in the ordinary course of business. The Company has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

                  (f) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof on the part of the Company to be fulfilled have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its charter (the "Charter"), by-laws and applicable law; and the Notes, when issued and delivered as provided herein, will constitute legal, valid and binding obligations of the Company in accordance with their terms except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and general equitable principles.

                  (g) The Senior Note First Mortgage Bonds, when issued and delivered as provided herein, will constitute legal, valid and binding obligations of the Company in accordance with their terms except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and general equitable principles; provided, however, that certain remedies, waivers and other provisions of the Senior Note First Mortgage Bonds may not be enforceable, but such unenforceability will not render the Senior Note First Mortgage Bonds invalid as a whole or affect the judicial enforcement of (i) the obligation of the Company to repay the principal, together with the interest thereon as provided in the Senior Note First Mortgage Bonds or
         (ii) the right of the Mortgage Trustees to exercise their right to foreclose under the Mortgage.

                  (h) The consummation of the transaction herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a

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         default under, the Charter, the Company's by-laws, applicable law or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

                  (i) The summaries of the terms of the Notes and the Senior Note First Mortgage Bonds contained in the Registration Statement and Prospectus fairly describe the provisions thereof required to be described by the registration statement form.

                  (j) The Company does not have any significant subsidiaries as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

                  (k) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (l) Except as described in or contemplated by the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or properties which are likely in the aggregate, to result in any material adverse change in the business, property, financial condition or prospects of the Company and its subsidiaries considered as a whole or which are likely in the aggregate to materially and adversely affect the consummation of this Agreement, the Senior Note Indenture, the Mortgage, the Notes, the Senior Note First Mortgage Bonds or the transactions contemplated herein or therein.

                  (m) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions herein contemplated or for the due execution, delivery or performance of the Senior Note Indenture and the Mortgage by the Company, except such as have been already obtained or as may be required under the Securities Act or state securities laws and except for the qualification of the Indenture under the 1939 Act.

                  (n) The Senior Note Indenture and the Mortgage (A) have been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee and the Mortgage Trustees, respectively, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditor's rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States); and (B) conform in all material respects to the descriptions thereof in the Prospectus.

         4. Purchase and Sale. On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, severally and not jointly, and each such Underwriter agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Notes set forth opposite the name of such Underwriter in Schedule II hereto at the purchase price set forth in Schedule I hereto.


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         5. Reoffering by Underwriters. The Underwriters agree to make promptly a bona fide public offering of the Notes to the public for sale as set forth in the Prospectus, subject, however, to the terms and conditions of this Agreement.

         6. Time and Place of Closing; Default of Underwriters.

            (a) Payment for the Notes shall be made at the place, time and date specified in Schedule I hereto against delivery of the Notes at the office of The Bank of New York, 101 Barclay Street, New York, New York 10286, or such other place, time and date as the Representative and the Company may agree. The hour and date of such delivery and payment are herein called the "Closing Date." Payment for the Notes shall be by wire transfer of immediately available funds against delivery of the Notes to The Depository Trust Company or to The Bank of New York, as custodian for The Depository Trust Company, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by the Representative not later than the close of business on the business day prior to the Closing Date or such other date and time not later than the Closing Date as agreed by The Depository Trust Company or The Bank of New York. For the purpose of expediting the checking of the certificates by the Representative, the Company agrees to make the Notes available to the Representative not later than 10 A.M., on the last full business day prior to the Closing Date at said office of The Bank of New York.

            (b) If one or more of the Underwriters shall, for any reason permitted hereunder, cancel its obligation to purchase hereunder and to take up and pay for the principal amount of the Notes to be purchased by such one or more Underwriters, the Company shall immediately notify the Representative, and the remaining Underwriters shall have the right, within 24 hours of receipt of such notice, either to take up and pay for (in such proportion as may be agreed upon among them) or to substitute another Underwriter or Underwriters, satisfactory to the Company, to take up and pay for the principal amount of the Notes which such one or more Underwriters did not purchase. If one or more Underwriters shall, for any reason other than a reason permitted hereunder, fail to take up and pay for the principal amount of the Notes to be purchased by such one or more Underwriters, the Company shall immediately notify the Representative, and the remaining Underwriters shall be obligated to take up and pay for (in addition to the respective principal amount of the Notes set forth opposite their respective names in Schedule II hereto) the principal amount of the Notes which such defaulting Underwriter or Underwriters failed to take up and pay for, up to a principal amount thereof equal to, in the case of each such remaining Underwriter, ten percent (10%) of the principal amount of the Notes set forth opposite the name of such remaining Underwriter in said Schedule II, and such remaining Underwriters shall have the right, within 24 hours of receipt of such notice, either to take up and pay for (in such proportion as may be agreed upon among them), or to substitute another Underwriter or Underwriters, satisfactory to the Company, to take up and pay for, the remaining principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase. If any unpurchased Notes still remain, then the Company or the Representative shall be entitled to an additional period of 24 hours within which to procure another party or parties, members of the National Association of Securities Dealers, Inc. (or if not members of such Association, who are not eligible for membership in said Association and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with said Association's Rules of Fair Practice) and satisfactory to the Company, to purchase or agree to purchase such unpurchased Notes on the terms herein set forth. In any such case either the Representative or the Company shall have the right to postpone the Closing Date for a period not to exceed three


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         full business days from the date agreed upon in accordance with this paragraph 6, in order that the necessary changes in the Registration Statement and Prospectus and any other documents and arrangements may be effected. If (i) neither the non-defaulting Underwriters nor the Company has arranged for the purchase of such unpurchased Notes by another party or parties as above provided and (ii) the Company and the non-defaulting Underwriters have not mutually agreed to offer and sell the Notes other than the unpurchased Notes, then this Agreement shall terminate without any liability on the part of the Company or any Underwriter (other than an Underwriter which shall have failed or refused, in accordance with the terms hereof, to purchase and pay for the principal amount of the Notes which such Underwriter has agreed to purchase as provided in paragraph 4 hereof), except as otherwise provided in paragraph 7 and paragraph 8 hereof.

         7. Covenants of the Company. The Company covenants with each Underwriter that:

             (a) As soon as possible after the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to Rule 424, setting forth, among other things, the necessary information with respect to the terms of offering of the Notes. The Company will promptly deliver to the Representative and to counsel for the Underwriters, to the extent not previously delivered, one fully executed copy or one conformed copy, certified by an officer of the Company, of the Registration Statement, as originally filed, and of all amendments thereto, heretofore or hereafter made, (other than those relating solely to securities other than the Notes), including any post-effective amendment (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Representative), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Representative for distribution to the Underwriters as many conformed copies of the foregoing (excluding the exhibits, but including all documents incorporated therein) as the Representative may reasonably request. The Company will also send to the Underwriters as soon as practicable after the date of this Agreement and thereafter from time to time as many copies of the Prospectus as the Representative may reasonably request for the purposes required by the Securities Act.

             (b) During such period (not exceeding nine months) after the commencement of the offering of the Notes as the Underwriters may be required by law to deliver a Prospectus, if any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Representative shall occur, which in the opinion of the Company's counsel or the Underwriters' counsel should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, or if it is necessary to amend the Prospectus to comply with the Securities Act, the Company will forthwith at its expense prepare and furnish to the Underwriters and dealers named by the Representative a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus which will supplement or amend the Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading. In case any Underwriter is required to deliver a Prospectus after the expiration of nine months after the commencement of the offering of the Notes, the Company, upon the request of the Representative, will furnish to the Representative, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Prospectus, complying with Section 10(a) of the Securities Act.


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             (c) The Company will make generally available to its security holders, as soon as reasonably practicable, but in any event not later than 16 months after the end of the fiscal quarter in which the filing of the Prospectus pursuant to Rule 424 occurs, an earning statement (in form complying with the provisions of Section 11(a) of the Securities Act, which need not be certified by independent public accountants) covering a period of twelve months beginning not later than the first day of the Company's fiscal quarter next following the filing of the Prospectus pursuant to Rule 424.

             (d) The Company will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Notes.

             (e) The Company will advise the Representative promptly of the filing of the Prospectus pursuant to Rule 424 and of any amendment or supplement to the Prospectus or Registration Statement or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, use its best efforts to obtain the prompt removal thereof.

             (f) The Company will use its best efforts to qualify the Notes for offer and sale under the Blue Sky or legal investment laws of such jurisdictions as the Representative may designate, and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process under the laws of any jurisdiction.

         8. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement and the printing of this Agreement, (ii) the delivery of the Notes to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the expenses in connection with the qualification of the Notes under securities laws in accordance with the provisions of paragraph 7(f), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith, and in connection with the preparation of the Blue Sky Survey and any Legality Memorandum, such fees and disbursements not to exceed $5,000, (v) the printing and delivery to the Underwriters of copies of the Registration Statement and all amendments thereto, of the preliminary prospectuses, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and Legality Memorandum, (vii) the preparation, execution, filing and recording by the Company of the Sixty-eighth Supplemental Indenture (such filing and recordation to be promptly made, after execution and delivery of such Sixty-eighth Supplemental Indenture to the Mortgage Trustees under the Mortgage in the counties in which the mortgaged property of the Company is located); and the Company will pay all taxes, if any (but not including any transfer taxes), on the issue of the Notes and the filing and recordation of the Sixty-eighth Supplemental Indenture, and (viii) any filings required in order to perfect the interests of the Senior Note Trustee in the Senior Note First Mortgage Bonds and the proceeds thereof.

         The fees and disbursements of Underwriters' counsel shall be paid by the Underwriters (subject, however, to the provisions of the preceding paragraph requiring payment by the Company of fees and expenses not to exceed $5,000); provided, however, that if this Agreement is terminated in accordance with the provisions of paragraph 9, 10 or 12, the Company shall reimburse the Representative for the account of the Underwriters for the fees and disbursements of Underwriters' counsel. The Company shall not be required to pay any amount for any expenses of the Representative or of any other of the


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Underwriters except as provided in paragraph 7 and in this paragraph 8. The
Company shall not in any event be liable to any of the Underwriters for damages on account of the loss of anticipated profit.

         9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof and the Closing Date, to the performance by the Company of its obligations to be performed hereunder prior to the Closing Date, and to the following further conditions:

             (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date, no proceedings for that purpose shall be pending before, or, to the knowledge of the Company, threatened by, the Commission on the Closing Date; and the Representative shall have received, prior to payment for the Notes, a certificate dated the Closing Date and signed by the Chairman, President or a Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

             (b) At the time of execution of this Agreement, or such later date as shall have been consented to by the Representative, there shall have been issued and on the Closing Date there shall be in full force and effect orders of the North Carolina Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale of the Notes and the Senior Note First Mortgage Bonds, none of which shall contain any provision unacceptable to the Representative by reason of its being materially adverse to the Company (it being understood that no such order in effect on the date of this Agreement and heretofore furnished to the Representative or counsel for the Underwriters, contains any such unacceptable provision).

             (c) At the Closing Date, the Representative shall receive favorable opinions from: (1) Hunton & Williams, counsel to the Company, which opinion shall be satisfactory in form and substance to counsel for the Underwriters, and (2) Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, in each of which opinions (except as to subdivisions (viii) (as to documents incorporated by reference, at the time they were filed with the Commission) and (x) of this subparagraph
         (c), as to which Winthrop, Stimson, Putnam & Roberts need express no opinion) said counsel (except Hunton & Williams as to North Carolina law) may rely as to all matters of North Carolina and South Carolina law upon the opinions of William D. Johnson, Esq., Senior Vice President and Corporate Secretary for the Company, and Nelson Mullins Riley & Scarborough, L.L.P., respectively, to the effect that:

                      (i) The Senior Note Indenture has been duly and
                  validly authorized by all necessary corporate action, has been duly and validly executed and delivered, and is a valid and binding obligation of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and general equitable principles and any implied covenant of good faith and fair dealing; provided, however, that certain remedies, waivers and other provisions of the Senior Note Indenture may not be enforceable, but such unenforceability will not render the Senior Note Indenture invalid as a whole or affect the judicial enforcement of (i) the obligation of the Company to repay the principal, together with the interest thereon as provided in the Notes or (ii) the right of the Trustee to collect amounts due under the Senior Note First Mortgage Bonds;

                      (ii) The Mortgage has been duly and validly
                  authorized by all necessary corporate action (with this opinion required in the Hunton & Williams opinion as to only


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                  the original Mortgage, the Sixty-fourth Supplemental
                  Indenture, and subsequent Supplemental Indentures), has been duly and validly executed and delivered by the Company (with this opinion required in the Hunton & Williams opinion as to only the Sixty-fourth Supplemental Indenture and subsequent Supplemental Indentures), and is a valid and binding mortgage of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and general equitable principles and any implied covenant of good faith and fair dealing; provided, however, that certain remedies, waivers and other provisions of the Mortgage may not be enforceable, but such unenforceability will not render the Mortgage invalid as a whole or affect the judicial enforcement of (i) the obligation of the Company to repay the principal, together with the interest thereon as provided in the Senior Note First Mortgage Bonds or (ii) the right of the Mortgage Trustees to exercise their right to foreclose under the Mortgage;

                      (iii) The Mortgage and the Senior Note Indenture have been duly qualified under the 1939 Act;

                      (iv) The Notes have been duly and validly authorized,
                  executed and delivered by the Company and, assuming authentication by the Trustee (as defined in the Senior Note Indenture) in accordance with the Senior Note Indenture and delivery to and payment for the Notes by the Underwriters, as provided in this Agreement, the Notes are legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and general equitable principles, and the Notes are entitled to the benefits of the security afforded by the Senior Note Indenture and will be secured equally and ratably with all other notes which may be issued under the Senior Note Indenture except insofar as any sinking or other fund may afford additional security for the notes of any particular series;

                      (v) The Senior Note First Mortgage Bonds have been
                  duly and validly authorized, executed and delivered by the Company and, assuming authentication by the Corporate Trustee (as defined in the Mortgage) in accordance with the Mortgage and delivery to and payment for the Notes by the Underwriters, as provided in this Agreement, the Senior Note First Mortgage Bonds are legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees' and other creditors' rights and general equitable principles, and the Senior Note First Mortgage Bonds are entitled to the benefits of the security afforded by the Mortgage and are secured equally and ratably with all other bonds outstanding under the Mortgage except insofar as any sinking or other fund may afford additional security for the bonds of any particular series;

                      (vi) The statements made in the Prospectus under the
                  captions "Description of First Mortgage Bonds" and "Description of Senior Notes" and in the Prospectus Supplement under the caption "Description of the Notes" insofar as they purport to constitute summaries of the documents referred to therein, are correct in all material respects;

                      (vii) This Agreement has been duly and validly authorized, executed and delivered by the Company;

                      (viii) The Registration Statement, at the time and
                  date it was declared effective by the Commission, and the Prospectus, at the time it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424 (except as to the financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which such opinions need not pass), complied as to form in all material respects with the requirements of the Securities Act and the 1939 Act and the applicable instructions, rules and regulations of the Commission thereunder; the documents or portions thereof filed with the Commission pursuant to the Exchange Act and deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 (except as to financial statements and other financial and statistical data constituting a part thereof or incorporated by reference therein, upon which such opinions need not pass), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement has become effective under the Securities Act and, to the best of the knowledge of said counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn and no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the Securities Act;

                      (ix) Nothing has come to the attention of said
                  counsel that would lead them to believe that the Registration Statement, at the time and date it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the time it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424 or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and other financial and statistical data constituting a part of the Registration Statement or the Prospectus or incorporated by reference therein, upon which such opinions need not pass); and

                      (x) Orders have been entered by the North Carolina
                  Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale of the Notes and the Senior Note First Mortgage Bonds, and to the best of the knowledge of said counsel, said orders are still in force and effect; and no further approval, authorization, consent or other order of any public board or body (except such as have been obtained under the Securities Act and as may be required under the state securities or Blue Sky laws of any jurisdiction) is legally required for the consummation of the transactions contemplated in this Agreement.

                  (d) At the Closing Date, the Representative shall receive from William D. Johnson, Esq., Senior Vice President and Corporate Secretary for the Company, a favorable opinion in form and substance satisfactory to counsel for the Underwriters, to the same effect with respect to the matters enumerated in subdivisions (i) through (vii) and subdivisions
         (ix) and (x) of subparagraph (c) of this paragraph 9 as the opinions required by said subparagraph (c), and to the further effect that:

                      (i) The Company is a validly organized and existing
                  corporation and is in good standing under the laws of the State of North Carolina and is duly qualified to do business as an electrical utility and is doing business in that State and in the State of South Carolina;

                      (ii) The Company is duly  authorized by its Charter to
                  conduct the business which it is now conducting as set forth in the Prospectus;

                      (iii) The Company has valid and subsisting
                  franchises, licenses and permits free from burdensome restrictions and adequate for the conduct of its business;

                      (iv) The Company has good and marketable title, with
                  minor exceptions, restrictions and reservations in conveyances, and defects, which are of the nature ordinarily found in properties of similar character and magnitude, and which, in his opinion, cannot in any substantial way impair the security afforded by the Mortgage, to all the properties described in the granting clauses of the Mortgage and upon which the Mortgage purports to create a lien, except certain rights-of-way over private property on which are located transmission and distribution lines formerly owned by the Tide Water Power Company (merged into the Company on February 29,
                  1952), title to which can be perfected by condemnation proceedings. The description in the Mortgage of the above-mentioned properties (including those formerly owned by Tide Water Power Company) is legally sufficient to constitute the Mortgage a lien upon said properties. Said properties constitute substantially all the permanent physical properties and franchises of the Company and are held by the Company free and clear of all liens and encumbrances except the lien of the Mortgage and Excepted Encumbrances, as defined in the Mortgage. The Company has followed the practice generally of purchasing rights-of-way and easements and certain small parcels of fee property appurtenant thereto and for use in conjunction therewith, and certain other properties of small or inconsequential value, without an examination of title and, as to the title to lands affected by rights-of-way and easements, of not examining the title of the lessor or grantor whenever the lands affected by such rights-of-way and easements are not of such substantial value as in the opinion of the Company to justify the expense attendant upon examination of titles in connection therewith. In his opinion such practice of the Company is consistent with good practice and with the method followed by other companies engaged in the same business and is reasonably adequate to assure the Company of good and marketable title to all such property acquired by it. It is his opinion that any such conditions or defects as may be covered by the above recited exceptions are not, except as to certain rights-of-way on which are located transmission lines acquired from Tide Water Power Company, substantial and would not interfere with the Company's business operations. The Company has the right of eminent domain in the States of North Carolina and South Carolina under which it may, if necessary, perfect or obtain title to privately owned land or acquire easements or rights-of-way required for use or used by the Company in its public utility operations;

                      (v) The Company's Mortgage and Deed of Trust dated as
                  of May 1, 1940 and the First through the Sixty-seventh Supplemental Indentures thereto have been recorded and filed in such manner and in such places as may be required by law in order fully to preserve and protect the security of the bondholders and all rights of the Mortgage Trustees thereunder; and the Sixty-eighth Supplemental Indenture relating to the Senior Note First Mortgage Bonds is in proper form for filing for record both as a real estate mortgage and as a security interest in all counties in the States of North Carolina and South Carolina in which any of the property (except as any therein or in the

                  Mortgage are expressly excepted) described therein or in the Mortgage as subject to the lien of the Mortgage is located;

                      (vi) The Mortgage constitutes a valid first mortgage
                  lien of record upon all the franchises and properties now owned by the Company (other than those expressly excepted therefrom) situated in the States of North Carolina and South Carolina, as described or referred to in the granting clauses of the Mortgage, subject to the exceptions as to bankruptcy, insolvency and other laws stated in subdivision (ii) of subparagraph (c) above;

                      (vii) The issuance and sale of the Notes and the
                  issuance and delivery of the Senior Note First Mortgage Bonds have been duly authorized by all necessary corporate action on the part of the Company;

                      (viii) Except as described in or contemplated by the
                  Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its subsidiaries or properties which are likely, in the aggregate, to result in any material adverse change in the business, property, financial condition, earnings, business affairs, or business prospects of the Company and its subsidiaries considered as a whole or which are likely, in the aggregate, to materially and adversely affect the consummation of this Agreement, the Senior Note Indenture, the Notes or the transactions contemplated herein or therein; and

                      (ix) The consummation of the transactions herein
                  contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Charter, the Company's by-laws, applicable law or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

In said opinion such counsel may rely as to all matters of South Carolina law (except as to subdivisions (iii), (iv) and (vi) of this subparagraph (d)) on the opinion of Nelson Mullins Riley & Scarborough, L.L.P., and as to all matters of New York law on the opinion of Hunton & Williams.

                  (e) At the Closing Date, the Representative shall receive from Nelson Mullins Riley & Scarborough, L.L.P., a favorable opinion in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                      (i) The Company is an electrical utility engaged in
                  the business of generating, transmitting, distributing and selling electric power to the general public in the States of South Carolina and North Carolina. The Company conducts its South Carolina retail operations subject to the jurisdiction of the South Carolina Public Service Commission pursuant to South Carolina Code Annotated, Sections 58-27-10 et seq. (1976 as amended);

                      (ii) The Company is duly qualified to transact business
                  in the State of South Carolina;

                      (iii) The Company's Mortgage and Deed of Trust dated
                  as of May 1, 1940 and the First through the Sixty-seventh Supplemental Indentures thereto have been recorded and filed in such manner and in such places as may be required by law, in the State of South Carolina, in order fully to preserve and protect the security of the bondholders and all rights of the Mortgage Trustees thereunder;

                      (iv) The Sixty-eighth Supplemental Indenture relating
                  to the Senior Note First Mortgage Bonds is in proper form for filing for record both as a real estate mortgage and as a security interest in all counties in the State of South Carolina in which any of the property (except as any therein or in the Mortgage, are expressly excepted) described therein or in the Mortgage as subject to the lien of the Mortgage is located;

                      (v) They have reviewed the opinion letter of even
                  date therewith addressed to you by William D. Johnson, Esq., Senior Vice President and Corporate Secretary for the Company, and they concur, insofar as they relate to the laws of the State of South Carolina, with the opinions that he has expressed therein corresponding with subdivisions (ii) and (x) of subparagraph (c) of this paragraph 9, and subdivisions (i) and (vi) of subparagraph (d) of this paragraph 9; and

                  (f) At the Closing Date, the Representative shall have received from Deloitte & Touche LLP a letter, dated the Closing Date, confirming that they are independent certified public accountants within the meaning of the Securities Act and the Exchange Act, and of the applicable published rules and regulations thereunder, and stating in effect that: (i) in their opinion, the audited financial statements incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and of the published rules and regulations thereunder; (ii) based on the performance of the procedures specified by the American Institute of Certified Public Accountants for review of interim financial information as described in Statement on Auditing Standards ("SAS") No. 71, Interim Financial Information, on the unaudited financial statements incorporated by reference in the Registration Statement, inquiries of officials of the Company responsible for financial and accounting matters and reading the minutes of meetings of the Board of Directors, of the Executive Committee of the Board of Directors and of the shareholders, nothing came to their attention that caused them to believe that (A) the unaudited financial statements incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the published rules and regulations thereunder or any material modifications should be made for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the most recent audited financial statements incorporated by reference in the Registration Statement; or (B) at the date of the latest available interim balance sheet read by them and at a subsequent date not more than three business days prior to the date of the letter, there was any change in the capital stock or long-term debt of the Company, or at the date of the latest available interim balance sheet read by them, there was any decrease in net assets as compared with the amount shown on the most recent balance sheet incorporated by reference in the Registration Statement, except for changes or decreases that the Registration Statement discloses have occurred or may occur, for declarations of dividends, for common stock sales under the Automatic Dividend Reinvestment and Customer Stock Ownership Plan and Stock Purchase-Savings Plan, or for changes or decreases that are described in the letter; and (iii) covering such other matters as the Representative shall reasonably request.

                  (g) At the Closing Date, the Representative shall receive a certificate of the Chairman, President or a Vice President of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date.

             (h) All legal proceedings taken in connection with the sale and delivery of the Notes shall have been satisfactory in form and substance to counsel for the Underwriters.

         In case any of the conditions specified above in this paragraph 9 shall not have been fulfilled at the Closing Date, this Agreement may be terminated by the Representative by mailing or delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8.

         10. Conditions of the Company's Obligations. The obligations of the Company to deliver the Notes and the Senior Note First Mortgage Bonds shall be subject to the following conditions:

             (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date, and no proceedings for that purpose shall be pending before or threatened by the Commission on the Closing Date.

             (b) Prior to 12 Noon, New York Time, on the day following the date of this Agreement, or such later date as shall have been consented to by the Company, there shall have been issued and on the Closing Date there shall be in full force and effect orders of the North Carolina Utilities Commission and the South Carolina Public Service Commission authorizing the issuance and sale by the Company of the Notes and the Senior Note First Mortgage Bonds, none of which shall contain any provision unacceptable to the Company by reason of its being materially adverse to the Company (it being understood that no such order in effect as of the date of this Agreement contains any such unacceptable provision).

         In case any of the conditions specified in this paragraph 10 shall not have been fulfilled at the Closing Date, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representative. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8.

         11. Indemnification.

             (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or common law and to reimburse each such Underwriter and controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them (when and as incurred) in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus, or in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this paragraph 11 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished herein or in writing to the Company by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus, or any amendment or supplement to either thereof, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement which shall constitute the Statements of Eligibility under the 1939 Act (Forms T-1 and T-2) of the Mortgage Trustees under the Mortgage and the Senior Note Trustee under the Senior Note Indenture, and provided, further, that the indemnity agreement contained in this paragraph
         11 shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any such losses, claims, damages, liabilities, expenses or actions arising from the sale of the Notes to any person if a copy of the Prospectus (excluding documents incorporated by reference therein) shall not have been given or sent to such person by or on behalf of such Underwriter with or prior to the written confirmation of the sale involved, unless such Prospectus failed to correct the omission or misstatement. The indemnity agreement of the Company contained in this paragraph 11 and the representations and warranties of the Company contained in paragraph 3 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any such controlling person and shall survive the delivery of the Notes.

             (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its officers and directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or common law, and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them (when and as incurred) in connection with investigating any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished herein or in writing to the Company by such Underwriter through the Representative for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof. The indemnity agreement of all the respective Underwriters contained in this paragraph 11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any other Underwriter, or any such controlling person, and shall survive the delivery of the Notes.

             (c) The Company and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against it, its officers and directors, or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder. The Company and each of the Underwriters agree that the notification required by the preceding sentence shall be a material term of this Agreement. The omission so to notify such indemnifying party or parties of any such action shall relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party on account of any indemnity agreement contained herein but shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them, as such expenses are incurred; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and counsel for the indemnified party shall have reasonably concluded that there may be a conflict of interest involved in the representation by one counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel representing the indemnified parties who are parties to such action).

             (d) If the indemnification provided for in subparagraphs (a) or (b) above is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause
         (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this paragraph (d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this paragraph (d) are several in proportion to the number of Notes set forth opposite their respective names in Schedule II hereto and not joint.

             (e) For purposes of this paragraph 11, it is understood and agreed that the only information provided by the Underwriters for inclusion in the Prospectus were the following parts of the section of the Prospectus Supplement titled "Underwriting": the last three sentences of the second paragraph, the third sentence of the third paragraph, and all of the fourth paragraph.

         12. Termination Date of this Agreement. This Agreement may be terminated by the Representative at any time prior to the Closing Date by mailing or delivering written notice thereof to the Company, if on or after the date of this Agreement but prior to such time (a) there shall have occurred any general suspension of trading in securities on the New York or Pacific Stock Exchange, or there shall have been established by the New York or Pacific Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court any limitation on prices for such trading or any restrictions on the distribution of securities, or (b) there shall have occurred any new outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date of this Agreement, or other national or international calamity or crisis, the effect of which on the financial markets of the United States shall be such as to make it impracticable, in the reasonable judgment of the Representative, for the Underwriters to enforce contracts for the sale of the Notes, or (c) the Company shall have sustained a substantial loss by fire, flood, accident or other calamity which renders it impracticable, in the reasonable judgment of the Representative, to consummate the sale of the Notes and the delivery of the Notes by the several Underwriters at the initial public offering price or (d) there shall have been any downgrading or any notice of any intended or potential downgrading in the rating accorded the Company's securities by any "nationally recognized statistical rating organization" as that term is defined by the Commission for the purposes of Securities Act Rule 436(g)(2), or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes, the Senior Note First Mortgage Bonds or any of the Company's other outstanding debt, the effect of which in the reasonable judgment of the Representative, makes it impracticable or inadvisable to consummate the sale of the Notes and the delivery of the Notes by the several Underwriters at the initial public offering price. This Agreement may also be terminated at any time prior to the Closing Date if in the reasonable judgment of the Representative the subject matter of any amendment or supplement to the Registration Statement or Prospectus (other than an amendment or supplement relating solely to the activity of any Underwriter or Underwriters) filed after the execution of this Agreement shall have materially impaired the marketability of the Notes. Any termination hereof pursuant to this paragraph 12 shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8.

         13. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. Unless otherwise specified, time of day refers to New York City time. This Agreement shall inure to the benefit of, and be binding upon, the Company, the several Underwriters, and with respect to the provisions of paragraph 11, the officers and directors and each controlling person referred to in paragraph 11, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Notes from any of the several Underwriters.

         14. Notices. All communications hereunder shall be in writing or by telefax and, if to the Underwriters, shall be mailed, transmitted by any standard form of telecommunication or delivered to the Representative at the address set forth in Schedule I hereto and if to the Company, shall be mailed or delivered to it at 411 Fayetteville Street, Raleigh, North Carolina 27601-1748, attention of Mark F. Mulhern, Treasurer.

         15. Counterparts. This Agreement may be simultaneously executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

         16. Defined Terms. Unless otherwise defined herein, capitalized terms used in this Underwriting Agreement shall have the meanings assigned to them in the Registration Statement.

         [The remainder of this page has been intentionally left blank.]

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                      Very truly yours,

                                      CAROLINA POWER & LIGHT COMPANY


                                      By: /s/ Mark F. Mulhhern
                                         --------------------------------------
                                                Authorized Representative


Accepted as of the date first
above written, as Underwriter
named in, and as the Representative
of the other Underwriters named in, Schedule II.


CHASE SECURITIES INC.


By:       /S/ Robert Gelnaw
   ---------------------------------------
         Authorized Representative


BANC ONE CAPITAL MARKETS, INC.


By:       /S/ Katherine Cokic
   ---------------------------------------
         Authorized Representative



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


                                   SCHEDULE I

Underwriting Agreement dated April 5, 2000

Registration Statement No. 333-69237

Representative and Addresses:

         Chase Securities Inc.
         270 Park Avenue, 8th Floor
         New York, New York 10017-2070
         Attention:  Peter Madonia

         with a copy of any notice pursuant to Section 11(a) to:

         One Chase Manhattan Plaza
         26th Floor
         New York, New York  10081
         Attention:  Legal Department

         Banc One Capital Markets, Inc.
         1 Bank One Plaza, IL1-0595
         Chicago, Illinois 60670
         Attention:  Evonne Taylor

Designation:               Senior Notes, 7.50% Series Due April 1, 2005

Principal Amount:          $300,000,000

Secured by:                First Mortgage Bonds, 7.50% Senior Note Series Due
                           April 1, 2005

Indenture:                 Indenture (For Senior Notes) dated as of March 1,
                           1999, as previously supplemented, and Second
                           Supplemental Indenture, dated as of April 1, 2000, to Indenture (For Senior Notes)

Date of Maturity:          April 1, 2005

Interest Rate:             7.50% per annum, payable April 1 and October 1 of
                           each year, commencing October 1, 2000.

Record Dates:              March 15 and September 15, commencing September 15,
                           2000.

Purchase Price:            99.187% of the principal amount thereof.

Public Offering Price:     99.787% of the principal amount thereof.

Redemption                 Terms: Redeemable prior to maturity at the option of
                           the Company at the greater of (i) the outstanding principal amount or (ii) the present value of the remaining payments, computed by discounting at the Treasury Yield plus 25 basis points (as defined, and described in further detail, in the Prospectus
                           Supplement).

Closing Date and Location:

         April 11, 2000

         Hunton & Williams
         One Hannover Square, 14th Floor
         Raleigh, North Carolina  27601

                                   SCHEDULE II


                Underwriters                             Principal Amount
                ------------                             ----------------

         Banc One Capital Markets, Inc.                   $ 82,500,000
         Chase Securities Inc.                            $ 82,500,000
         First Union Securities, Inc.                     $ 45,000,000
         J.P. Morgan Securities Inc.                      $ 45,000,000
         Wachovia Securities, Inc.                        $ 45,000,000

                             TOTAL...............         $300,000,000
                                                          ============



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